Exhibit 99.1

VICI PROPERTIES INC. PRICES UPSIZED INITIAL REGISTERED PUBLIC OFFERING

LAS VEGAS, NEVADA—January 31, 2018 – VICI Properties Inc. (“VICI Properties” or the “Company”), an experiential-asset real estate investment trust, today announced the pricing of an upsized initial registered public offering of 60,500,000 shares of common stock at a public offering price of $20.00 per share. The Company’s shares are expected to begin trading on the New York Stock Exchange on Thursday, February 1, 2018 under the symbol “VICI”. The Company has also granted to the underwriters a 30-day overallotment option to purchase up to an additional 9,075,000 shares of common stock, at the initial public offering price less underwriting discounts and commissions. The offering is expected to close on February 5, 2018, subject to customary closing conditions.

VICI Properties expects to use the net proceeds of the offering to pay down the indebtedness outstanding under its revolving credit facility, redeem a portion of its 8.0% second-priority senior secured notes due 2023, repay a portion of the indebtedness outstanding under its term loan B facility and pay fees and expenses related to this offering; the remainder, if any, of the net proceeds will be used for general business purposes.

Morgan Stanley, Goldman Sachs & Co. LLC and BofA Merrill Lynch are acting as joint book-running managers and as representatives of the underwriters for the offering. Barclays, Citigroup and Deutsche Bank Securities are serving as bookrunners. Credit Suisse, UBS Investment Bank, Stifel, Citizens Capital Markets, Wells Fargo Securities, Nomura and Union Gaming are acting as co-managers for the offering.

A registration statement on Form S-11 has been filed with, and declared effective on January 31, 2018 by, the U.S. Securities and Exchange Commission (the “SEC”). The offering of these securities is being made only by means of a written prospectus forming part of the effective registration statement.

A copy of the final prospectus related to the offering will be filed with the SEC, which may be obtained, when available, from any one of the following: Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282 (telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com); BofA Merrill Lynch, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001 (email: dg.prospectus_requests@baml.com); Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (888) 603-5847 or email: Barclaysprospectus@broadridge.com); Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (800) 831-9146); and Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, (telephone: (800) 503-4611 or email: prospectus.CPDG@db.com). A copy of the prospectus may also be obtained free of charge, when available from the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VICI Properties

VICI Properties is an owner, acquirer and developer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio consists of 20 market-leading properties, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Across more than 36 million square feet, our well-maintained properties are located in nine states, contain nearly 14,000 hotel rooms and feature over 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which seek to drive consumer loyalty and value through superior services, experiences, products and continuous innovation. VICI Properties also owns four championship golf courses and approximately 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties intends to establish itself as a leading REIT, creating long term total returns for its stockholders through the payment of consistent cash distributions and the growth of its cash flow and asset base.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, prospects, results of operations and financial position are discussed in its preliminary prospectus dated January 30, 2018. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:	Media Contacts:
Investors@viciproperties.com	PR@viciproperties.com
(725) 201-6415	(725) 201-6414
Or	Or
ICR	ICR
Jacques Cornet	Phil Denning and Jason Chudoba
Jacques.Cornet@icrinc.com	Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249